Exhibit 10.1
INDEMNITY AGREEMENT
          This Indemnity Agreement, dated as of                                           ,                       is made by and between HANMI FINANCIAL CORPORATION, a Delaware corporation (the “Company”), and                                          , a director, officer or key employee of the Company or one of the Company’s subsidiaries or other service provider who satisfies the definition of Indemnifiable Person set forth below (the “Indemnitee”).
RECITALS
          A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as representatives of corporations unless they are protected by comprehensive liability insurance and/or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such representatives;
          B. Plaintiffs often seek damages in such large amounts and the costs of litigation may be so substantial (whether or not the case is meritorious), that the defense and/or settlement of such litigation are often beyond the personal resources of representatives;
          C. The Company believes that it is unfair for its representatives and the representatives of its Subsidiaries or Affiliates (as defined below) to assume the risk of large judgments and Expenses and Other Liabilities (as defined below) that may be incurred in cases in which the representative received no personal profit and in cases where the representative was not culpable;
          D. The Company recognizes that the issues in controversy in litigation against a representative of a corporation such as the Company or a Subsidiary or Affiliate of the Company are often related to the knowledge, motives and intent of such representatives, that he or she is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters and that the long period of time which usually elapses before the trial or other disposition of such litigation often extends beyond the time that the representative can reasonably recall such matters; and may extend beyond the normal time for retirement for such representative with the result that the representative, or in the event of his or her death, his or her spouse, heirs, executors or administrators may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a representative from serving in that position;
          E. Based upon their experience as business managers, the members of the Board of Directors of the Company (the “Board”) have concluded that, to retain and attract talented and experienced individuals to serve as representatives of the Company and its Subsidiaries and Affiliates and to encourage such individuals to take the business risks necessary for the success of the Company and its Subsidiaries and Affiliates, it is necessary for the Company to contractually indemnify certain of its representatives and the representatives of its Subsidiaries and Affiliates, and to assume for itself maximum liability for Expenses and Other Liabilities in connection with claims against such representatives in connection with their service to the Company and its Subsidiaries and Affiliates, and have further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its Subsidiaries and Affiliates and the Company’s stockholders;
          F. Section 145 of the Delaware General Corporation Law, under which the Company is organized (“Section 145”), empowers the Company to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations, partnerships, joint ventures, trusts or other enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;
          G. The Company has determined that the liability insurance coverage available to the Company and its Subsidiaries and Affiliates for their representatives as of the date hereof is inadequate and/or unreasonably expensive. The Company believes, therefore, that the interests of the Company’s stockholders would best be served by the indemnification by the Company of selected representatives of the Company and its Subsidiaries and Affiliates;
          H. The Company desires and has requested the Indemnitee to serve or continue to serve as a representative of the Company and/or the Subsidiaries or Affiliates of the Company free from undue concern about inappropriate claims for damages arising out of or related to such services to the Company and/or the Subsidiaries or Affiliates of the Company;
          I. The Bylaws of the Company require the Company to indemnify those representatives of the Company who are officers or directors of the Company and permit the Company to indemnify other representatives of the Company and its Subsidiaries and Affiliates in accordance with governing law and the Indemnitee has been serving and continues to serve as a representative of the Company and/or its Subsidiaries and/or Affiliates in part in reliance on such Bylaws;
          J. The Indemnitee is willing to serve, or to continue to serve, the Company and/or the Subsidiaries and Affiliates of the Company, provided that Indemnitee is furnished the indemnity provided for herein; and
          K. In recognition of Indemnitee’s need for substantial protection against personal liability in order to support and encourage Indemnitee’s continued service to the Company and/or its Subsidiaries and Affiliates in an effective manner, the difficulty in obtaining satisfactory director and officer liability insurance coverage, and Indemnitee’s reliance on the Company’s Bylaws and applicable law, and in part to provide Indemnitee with specific contractual assurance that the protection promised or permitted by such Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Bylaws or any change in the composition of the Board or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of Expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the directors’ and officers’ liability insurance policies of the Company and its Subsidiaries and Affiliates.
AGREEMENT
          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Definitions.
          (a) Affiliate. For purposes of this Agreement, “Affiliate” of the Company means any corporation, partnership, joint venture, trust or other enterprise in respect of which the Indemnitee is or was or will be serving as a director, officer, advisory director, trustee, manager, member, partner, employee, agent, attorney, consultant, member of the entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise), fiduciary, or in any other similar capacity at the direct or indirect request of the Company, and including, but not limited to, any employee benefit plan of the Company or a Subsidiary or Affiliate of the Company.
          (b) Expenses. For purposes of this Agreement, “Expenses” means all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, and other out-of-pocket costs, including, without limitation, experts’ fees, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred by the Indemnitee in connection with the inquiry, investigation, defense or appeal of a Proceeding (as defined below), establishing, defending or enforcing a right to indemnification under this Agreement, Section 145 or otherwise or being a witness in or participating in (including on appeal) any Proceeding, or preparing for the inquiry, defense or appeal of a Proceeding or for being a witness in or participating in (including on appeal) any Proceeding; provided, however, that Expenses shall not include any judgments, fines, ERISA (or other employee benefit plan related) excise taxes or penalties or amounts paid in settlement of a Proceeding.
          (c) Indemnifiable Event. For purposes of this Agreement, “Indemnifiable Event” means any event or occurrence related to

Indemnitee’s service for the Company or its Subsidiaries and/or Affiliates as an Indemnifiable Person (as defined below), or by reason of anything done or not done, or any act or omission, by Indemnitee in any such capacity.
          (d) Indemnifiable Person. For the purposes of this Agreement, “Indemnifiable Person” means any person who is or was a director, officer, employee, attorney, advisory director, trustee, manager, member, partner, consultant, member of an entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise) or other agent or fiduciary of the Company or a Subsidiary or Affiliate of the Company; or is or was serving at the request of the Company, or for the convenience of, or to represent the interest of the Company or a Subsidiary or Affiliate of the Company as a director, officer, employee, attorney, advisory director, trustee, manager, member, partner, consultant, member of an entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise) or other agent or fiduciary of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise or entity; or was a director, officer, employee, attorney, advisory director, trustee, manager, member, partner, consultant, member of an entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise) or other agent or fiduciary of a foreign or domestic corporation or other enterprise which was a predecessor of the Company or a Subsidiary of the Company, or was a director, officer, employee, attorney, advisory director, trustee, manager, member, partner, consultant, member of an entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise) or other agent or fiduciary of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise or entity at the request of, for the convenience of, or to represent the interests of such predecessor.
          (e) Other Liabilities. For purposes of this Agreement, “Other Liabilities” means any and all liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA (or other benefit plan related) excise taxes or penalties, and amounts paid in settlement and all interest, taxes, assessments and other charges paid or payable in connection with or in respect of any Expenses or any such judgments, fines, ERISA (or other benefit plan related) excise taxes or penalties, or amounts paid in settlement).
          (f) Proceeding. For the purposes of this Agreement, “Proceeding” means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal or administrative and including any appeal thereof, or any inquiry or investigation, whether instituted by the Company or any governmental agency or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever, including any arbitration or other alternative dispute resolution mechanism.
          (g) Subsidiary. For purposes of this Agreement, “Subsidiary” means any corporation controlled directly by the Company, or indirectly by the Company through one or more intermediaries.
     2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve the Company as an Indemnifiable Person in the capacity or capacities in which Indemnitee currently serves the Company as an Indemnifiable Person, and any additional capacity in which Indemnitee may agree to serve, until such time as Indemnitee’s service in a particular capacity shall end according to the terms of an agreement, the Company’s Certificate of Incorporation or Bylaws, governing law, or otherwise. Nothing contained in this Agreement is intended to create any right to continued employment or other form of service for the Company or a Subsidiary or Affiliate of the Company by Indemnitee.
     3. Mandatory Indemnification. In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall hold harmless and indemnify the Indemnitee to the fullest extent not prohibited by the provisions of the Company’s Bylaws and the Delaware General Corporation Law (“GCL”), as the same may be amended from time to time (but only to the extent that such amendment permits the Company to provide broader indemnification rights than the Bylaws or the GCL permitted prior to the adoption of such amendment). In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 10 below, the Company hereby further agrees to hold harmless and indemnify Indemnitee as follows:
          (a) Third Party Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company, which actions are addressed in Section 3(b) below) by reason of the fact that he or she is or was serving the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person, or by reason of anything done or not done by Indemnitee in any such capacity as an Indemnifiable Person, or by reason of an Indemnifiable Event, against any and all Expenses and Other Liabilities incurred by Indemnitee in connection with (including in preparation for) the inquiry, investigation, defense, settlement or appeal of such Proceeding if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe his or her conduct was unlawful; and
          (b) Derivative Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was serving the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person, or by reason of anything done or not done by Indemnitee in any such capacity as an Indemnifiable Person, or by reason of an Indemnifiable Event, against any and all Expenses and Other Liabilities incurred by Indemnitee in connection with the inquiry, investigation, defense, settlement, or appeal of such Proceeding if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware (“Court of Chancery”) or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the Court of Chancery or such other court shall deem proper.
          (c) Determination of “Good Faith”. For purposes of any determination of “good faith” hereunder, Indemnitee shall be deemed to have acted in good faith if in taking such action Indemnitee relied on the records or books of account of the Company or a Subsidiary or Affiliate of the Company, including financial statements, or on information, opinions, reports or statements provided to Indemnitee by the officers or other employees of the Company or a Subsidiary or Affiliate of the Company in the course of their duties, or on the advice of legal counsel for the Company or a Subsidiary or Affiliate of the Company, or on information or records given or reports made to the Company or a Subsidiary or Affiliate of the Company by an independent certified public accountant or by an appraiser or other expert selected by the Company or a Subsidiary or Affiliate of the Company, or by any other person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In connection with any determination as to whether Indemnitee is entitled to be indemnified hereunder, the Reviewing Party (as defined below) or court shall presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company to establish, by clear and convincing evidence, that Indemnitee is not so entitled. The provisions of this Section 3(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. In addition, the knowledge and/or actions, or failures to act, of any other person serving the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person shall not be imputed to Indemnitee for purposes of determining the right to indemnification hereunder.
     4. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or Other Liabilities incurred by Indemnitee (a) in connection with (including in preparation for) the inquiry, investigation, defense, settlement or appeal of a Proceeding, (b)

as or in preparation to be a witness or participant in a Proceeding, or (c) otherwise, but not entitled, however, to indemnification for the total amount of such Expenses or Other Liabilities, the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled as determined pursuant to the standard set forth in Section 3 above. For avoidance of doubt, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee in connection with each successfully resolved claim, issue or matter. Indemnitee’s satisfaction of the applicable standard of conduct described in Section 3 above with respect to a particular claim, issue or matter shall be considered a successful resolution as to such claim, issue or matter. Furthermore, for purposes of this Agreement and without limitation, the termination of any claim, issue or matter by dismissal with or without prejudice shall be deemed to be a successful resolution as to such claim, issue or matter. In any review or Proceeding to determine the extent of indemnification, the Company shall bear the burden to establish, by clear and convincing evidence, the lack of a successful resolution of a particular claim, issue or matter and which amounts sought in indemnity are allocable to claims, issues or matters which were not successfully resolved.
     5. Liability Insurance. So long as Indemnitee shall continue to serve the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding as a result of an Indemnifiable Event, the Company shall use its commercially reasonable efforts to maintain in full force and effect for the benefit of Indemnitee as an insured (i) liability insurance issued by one or more reputable insurers and having the policy amount and deductible deemed appropriate by the Board and providing in all respects coverage at least comparable to and in the same amount as that then being provided to the Chairman of the Board or the Chief Executive Officer of the Company and (ii) any replacement or substitute policies issued by one or more reputable insurers providing in all respects coverage at least comparable to and in the same amount as that currently provided under such existing policy and providing in all respects coverage at least comparable to and in the same amount as that then being provided to the Chairman of the Board or the Chief Executive Officer of the Company (collectively, “D&O Insurance”). The Company may make other financial arrangements in order to satisfy any obligations that it may incur under this Agreement, including but not limited to establishing one or more trust funds, letters of credit, or surety bonds on behalf of the Indemnitee against any and all liability, whether asserted against him or her in his or her capacity as an Indemnifiable Person or arising out of such capacity, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Agreement or under the GCL as it may then be in effect, or otherwise. The purchase, establishment and maintenance of any such insurance or other arrangements shall not in any way limit or affect the rights and obligations of the Company or of the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such insurance or other arrangement.
     6. Mandatory Advancement of Expenses. Subject to Section 10 below, the Company shall advance prior to the final disposition of the Proceeding all Expenses incurred by the Indemnitee in connection with (including in preparation for) a Proceeding related to an Indemnifiable Event. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Company’s Bylaws or the GCL. The advances to be made hereunder shall be paid by the Company to the Indemnitee or directly to a third party designated by Indemnitee within ten (10) days following delivery of a written request therefor by the Indemnitee to the Company. In addition, for avoidance of doubt, the Company agrees to pay promptly, whether by way of reimbursement to Indemnitee or direct payment to a third party designated by Indemnitee, all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with (including in preparation for) any Proceeding to which Indemnitee is a witness or other participant by reason of the fact that Indemnitee is or was serving the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person. Indemnitee’s right to advancement of Expenses hereunder is absolute and shall not be subject to any prior determination by any Reviewing Party that the Indemnitee has satisfied any applicable standard of conduct for indemnification. Indemnitee’s undertaking to repay any Expenses advanced to the Indemnitee hereunder shall not be subject to the accrual or payment of any interest thereon. Indemnitee’s undertaking to repay any Expenses advanced to the Indemnitee hereunder shall also be unsecured, unless the Company reasonably determines (1) that there is a substantial risk supported by evidence that Indemnitee may not repay such advanced amounts in the event that it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company and (2) that the Company will not be reasonably able to obtain and enforce a court judgment for repayment in the United States of America, in which case the Company shall obtain reasonable security from Indemnitee, whether in the form of secured collateral, the funding of an escrow account, Indemnitee’s posting of a letter of credit, or otherwise, prior to any advancement of Expenses hereunder. Indemnitee shall select the form of security to be provided to the Company, but the selected form must be consented to in writing by the Company, which written consent may not be unreasonably withheld.
     7. Enforcement. Any right to indemnification, advancement of Expenses or the exercise of other rights granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification or advancement of Expenses is denied, in whole or in part, or Indemnitee’s exercise of his or her rights is disputed, in whole or in part, or (ii) no decision on such claim is made within the applicable time period set forth herein. Indemnitee, in such enforcement action, shall also be entitled to be paid all Expenses associated with enforcing his or her claim or exercise of rights, unless as a part of such enforcement action, the court of competent jurisdiction determines that the action was instituted in bad faith or was frivolous or it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Company’s Bylaws or the GCL with respect to the underlying claim or claims. It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for Expenses made under Section 6 hereof, provided that the required undertaking has been tendered to the Company) that Indemnitee is not entitled to indemnification because of the limitations set forth in Section 10 hereof. Neither the failure of the Company (including the Board or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper under the circumstances, nor an actual determination by the Company (including the Board, its stockholders, or otherwise under Section 9(d)) that such indemnification is improper shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise. In addition, in the event of an action instituted by or in the name of the Company or a Subsidiary or Affiliate of the Company to enforce or interpret the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action and including any appeal), unless as a part of such action, the court of competent jurisdiction determines that Indemnitee’s defenses to such action were made in bad faith or were frivolous or it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Company’s Bylaws or the GCL with respect to the underlying claims or claims. The Board, may in its sole discretion, provide by resolution for payment of such Expenses to Indemnitee even if the Board is not certain that Indemnitee is or will be entitled to the payment of his or her Expenses under the provisions of this Section 7.
     8. Notice and Other Indemnification Procedures.
          (a) After receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification or advancement of Expenses with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof. However, a failure so to notify the Company within a reasonable period of time following Indemnitee’s receipt of such notice shall not relieve the Company from any liability that it may have to the Indemnitee otherwise than under this

Agreement, including, without limitation, its liability under its Certificate of Incorporation, Bylaws, or the GCL.
          (b) The Indemnitee shall be entitled to select his or her own counsel to defend him or her with respect to a Proceeding and such counsel shall be paid directly by the Company in accordance with the provisions of Section 6. In the event that there is more than one defendant in a particular Proceeding and the Company assumes control of the defense of such Proceeding, Indemnitee agrees to cooperate with the Company in the selection of primary counsel. With respect to any such Proceeding, the Company shall be entitled to participate therein at its own expense, and in the event the Company shall be obligated to advance the Expenses for any Proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Indemnitee, and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding; provided, however, that (i) the Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at the Indemnitee’s expense, and (ii) if (A) the selection of separate counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have notified the Board in writing that Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, and the Board reasonably concurs with Indemnitee’s conclusion, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, the Expenses of Indemnitee’s counsel shall be paid by the Company.
     9. Determination of Right to Indemnification.
          (a) Unless Indemnitee is not entitled to indemnification as a result of an exclusion set forth in Section 10 below, the Company shall indemnify the Indemnitee against Expenses and Other Liabilities paid or incurred by Indemnitee in connection with any Proceeding referred to in Section 3 of this Agreement or any other Proceeding arising out of an

Indemnifiable Event, including in the event that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 3 above or in the defense of any claim, issue or matter described herein, or consistent with Section 145(c) of the GCL.
          (b) In the event that Section 9(a) is inapplicable, the Company shall also indemnify the Indemnitee if he or she has not failed to meet the applicable standard of conduct for indemnification. In connection with any determination as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to prove by clear and convincing evidence that Indemnitee is not so entitled.
          (c) The Company’s obligations to indemnify Indemnitee under this Agreement shall be satisfied fully no later than thirty (30) days following the receipt by the Company of written notice by or on behalf of Indemnitee that Indemnitee is so entitled.
          (d) In the event that the Company fails to satisfy its obligations within the time frame set forth in Section 9(c) above, the Indemnitee, in his or her sole discretion, shall be entitled to select the forum in which determination of whether or not Indemnitee has met the applicable standard of conduct and such election will be made from among the following:
               (1) Those members of the Board consisting of directors who are not parties to the Proceeding for which indemnification is being sought, even though less than a quorum;
               (2) The stockholders of the Company;
               (3) Independent legal counsel selected by the Indemnitee and approved by the Board, which approval may not be unreasonably withheld, which counsel shall make such determination in a written opinion; or
               (4) In the event that Indemnitee is neither an officer nor a director of the Company at the time that Indemnitee is selecting the forum, a panel of three arbitrators, one of whom is selected by the

Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected.
The selected forum shall be referred to herein as the “Reviewing Party”.
          (e) As soon as practicable, and in no event later than thirty (30) days after receipt by the Company of written notice of the Indemnitee’s choice of forum pursuant to Section 9(d) above, the Company and Indemnitee shall each submit to the Reviewing Party such information as they believe is appropriate for the Reviewing Party to consider. The Reviewing Party shall arrive at its decision within a reasonable period of time following the receipt of all such information from the Company and Indemnitee, but in no event later than sixty (60) days following the receipt of all such information. Notwithstanding the foregoing, if additional information is requested by the Reviewing Party in order to be able to make a more informed decision, the Reviewing Party shall arrive at its decision within a reasonable period of time following the receipt of such additional information, but in no event later than thirty (30) days following the receipt of such additional information. All Expenses associated with the process set forth in this Section 9(e), including but not limited to the Expenses of the Reviewing Party, shall be paid by the Company.
          (f) In the event that a determination is not made within the time prescribed in Section 9(e), the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent (i) misrepresentation by Indemnitee of a material fact in the request for indemnification or (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.
          (g) Notwithstanding a determination by any Reviewing Party listed in Section 9(d) hereof that Indemnitee is not entitled to indemnification with respect to a specific Proceeding, the Indemnitee shall have the right to apply to the Court of Chancery, the court in which that Proceeding is or was pending, or any other court of competent jurisdiction, for the purpose of enforcing the Indemnitee’s right to indemnification pursuant to the Agreement.

          (h) To the extent deemed appropriate by the court or the Reviewing Party, interest shall be paid by the Company at a reasonable interest rate (which shall generally be at the interest rate that the Company is then paying or would have to pay for unsecured loans) for amounts that the Company indemnifies or is obliged to indemnify the Indemnitee for the period commencing with the date on which Indemnitee requested indemnification (or advancement of Expenses) and ending with the date on which such payment is made to Indemnitee by the Company.
          (i) The Company shall indemnify the Indemnitee against all Expenses incurred by the Indemnitee in connection with any hearing or Proceeding under this Section 9 involving the Indemnitee and against all Expenses and Other Liabilities incurred by the Indemnitee in connection with any other Proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims and/or defenses of the Indemnitee in any such Proceeding was frivolous or made in bad faith or it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Company’s Bylaws or the GCL with respect to the underlying claim or claims. Such Expenses shall be paid to Indemnitee or directly to a third party designated by Indemnitee within ten (10) days of a written request by Indemnitee to the Company.
          (j) If a determination is made or deemed to be made pursuant to the terms of this Section 9 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration in the absence of (i) a misrepresentation of a material fact by Indemnitee or (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.
          (k) The Company and Indemnitee agree that they shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company and Indemnitee further agree to stipulate in any such court that the Company and Indemnitee are bound by all of the provisions of this Agreement and are precluded from making any assertion to the contrary.
     10. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement under the following circumstances:
          (a) Claims Initiated by Indemnitee. To indemnify or advance Expenses to the Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to (1) Proceedings brought to establish or enforce a right to indemnification under this Agreement, any other statute or law, as permitted under Section 145, or otherwise, and (2) Proceedings brought to discharge Indemnitee’s fiduciary responsibilities, whether under ERISA or otherwise, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or
          (b) Unauthorized Settlements. To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld or delayed; or
          (c) Prior Payment from Another Source. To indemnify the Indemnitee with respect to any Expense or Other Liability for which Indemnitee would otherwise be entitled to be indemnified if and to the extent that Indemnitee has actually received payment with respect to such Expense or Other Liability (net of costs incurred in collecting such payment) pursuant to this Agreement, any insurance policy, contract, agreement or otherwise; or
          (d) Undeserved Personal Advantage. To indemnify the Indemnitee under this Agreement for Other Liabilities from a Proceeding in which a court enters a judgment concluding that the Indemnitee gained in fact a material personal profit or advantage to which the Indemnitee is not entitled; or
          (e) 16(b) Actions. To indemnify the Indemnitee on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of l934 and amendments thereto or similar provisions of any federal, state or local statutory law; or
          (f) Unlawful Indemnification. To indemnify the Indemnitee for Other Liabilities if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is prohibited by law. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying under this Agreement or otherwise a person serving the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person; or
          (g) Illegal Acts. To indemnify the Indemnitee on account of any Proceeding in which either judgment is rendered against Indemnitee or an admission, plea of nolo contendere or an equivalent thereto is entered by Indemnitee, in either case for violation of any statute, regulation or other law to which Indemnitee is subject as a result of serving the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person.
     11. Non-exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to acts or omissions in his or her official capacity and to acts or omissions in another capacity while serving the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased serving the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.
     12. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors, administrators or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, a period that may not be lengthened for any reason, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.
     13. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of Expenses to the Indemnitee to the fullest extent now or hereafter not expressly prohibited by law.
     14. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 13 hereof.
     15. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) and except as expressly provided herein, no such waiver shall constitute a continuing waiver.
     16. Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.
     17. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and a receipt is provided by the party to whom such communication is delivered, (ii) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the signing by the recipient of an acknowledgement of receipt form accompanying delivery through the U.S. mail, (iii) personal service by a process server, or (iv) delivery to the recipient’s address by overnight delivery (e.g., FedEx, UPS or DHL) or other commercial delivery service. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice complying with the provisions of this Section 17. Delivery of communications to the Company with respect to this Agreement shall be sent to the attention of the Company’s General Counsel.
     18. No Presumptions. For purposes of this Agreement, except as otherwise expressly provided herein, the termination of any claim, action, suit or Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law or otherwise. In addition, neither the failure of the Company or a Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Company or a Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of Proceedings by Indemnitee to secure a judicial determination by exercising Indemnitee’s rights under Sections 7 or 9(g) of this Agreement that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has failed to meet any particular standard of conduct or did not have any particular belief or is not entitled to indemnification under applicable law or otherwise.
     19. Survival of Rights.
          (a) The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to serve the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

          (b) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
     20. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
     21. Duration. All agreements and obligations of the Company contained herein shall continue during the period while Indemnitee is serving the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and shall continue thereafter so long as the Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding by reason of the fact that Indemnitee served the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person or otherwise in connection with an Indemnifiable Event. Except to extent prohibited by the GCL, the Company, on its own behalf and that of its Subsidiaries and Affiliates, waives any defense to a claim by Indemnitee for indemnification or advancement of Expenses hereunder that such claim is barred by the running of the statute of limitations.
     22. No Settlements. Neither the Company nor any Subsidiary or Affiliate of the Company shall enter into a settlement of any Proceeding that might result in the imposition of any Expense, penalty, limitation or any Other Liability or detriment on Indemnitee, whether indemnifiable under this Agreement or otherwise, without the written consent of Indemnitee, which consent to such proposed settlement shall not be unreasonably withheld or delayed.
     23. Contribution in the Event of Joint Liability. Whether or not indemnification is available to Indemnitee hereunder or otherwise, in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any and all Expenses and Other Liabilities paid or incurred by Indemnitee in connection with such Proceeding. The Company may require such Indemnitee to contribute to such payment and the Company hereby may also seek to enforce any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.
     24. Security. To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the obligations of the Company hereunder through an irrevocable bank line of credit, funded trust or other collateral or by other means. Any such security, once provided to Indemnitee, may not be revoked, released or otherwise altered to the detriment of Indemnitee with the prior written consent of such Indemnitee.
     25. Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute Proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.
     26. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
     27. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

     28. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely with Delaware.
     29. Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement.